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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 31, 2001
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                               NEOGEN CORPORATION
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             (Exact name of registrant as specified in its charter)


         Michigan                       0-17988                   38-2367843
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
       of incorporation)                                     Identification No.)


                    620 Lesher Place, Lansing, Michigan 48912
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (517) 372-9200
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         (Former name or former address, if changed since last report.)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

As of July 31, 2001, Neogen Corporation acquired substantially all of the operating assets of Gene-Trak Systems, a wholly owned subsidiary of Vysis, Inc. (Nasdaq: VYSI).

Gene-Trak Systems is a Massachusetts-based supplier of foodborne pathogen detection products based on DNA probe technology. Gene-Trak's revenues were approximately $3 million in its most recently completed fiscal year. There is no relationship between Neogen and Vysis or any of its affiliates.

The consideration for the sale, which was determined through arms length negotiations, was $3.5 million. The source of cash consideration was available Neogen cash balances.

Neogen plans to continue operations at Gene-Trak's Hopkinton, Massachusetts, leased facility in the near future, with longer term plans of totally integrating Gene-Trak operations into Neogen's Lansing, Michigan facilities.



ITEM 7. FINANCIAL STATEMENTS, PROFORMA INFORMATION AND EXHIBITS

(a)  Financial Statements Of Business To Be Acquired

(b)  Proforma Financial Information

Financial statements and proforma financial information of the business acquired are not required by the applicable rules and regulations of the Securities and Exchange Commission as the acquisition is not considered to be significant.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                Neogen Corporation
                                (Registrant)


Date:  August 14, 2001          By:   /s/ Richard R. Current
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                                      Richard R. Current
                                      Vice President and Chief Financial Officer

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